As filed with the Securities and Exchange Commission on December 17, 2012

Registration No. 333-179140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM F-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BioCancell Ltd.
 (Exact name of registrant as specified in its charter)

Israel	2834
(State or other jurisdiction of	(Primary Standard Industrial Classification
incorporation or organization)	Code Number)

Beck Science Center
8 Hartom St., Har Hotzvim
Jerusalem 97775, Israel
+ 972-2-548-6555
 (Address, including sip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(I.R.S. Employer Identification Number)

BioCancell Therapeutics Inc.
c/o Corporation Service Company
2711 Centerville Road, Suite 4000
Wilmington, DE  19808
 (302) 636-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Approximate date of commencement of proposed sale to the public:
Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form F-4 (the “Registration Statement”):

Registration Statement No. 333-179140, originally filed January 24, 2012.

In accordance with an undertaking made by BioCancell Ltd. (the "Company") in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 17th day of December, 2012.

BIOCANCELL LTD.
By:	/s/ Jonathan Burgin
Name: Jonathan Burgin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of December, 2012.

Signature	Title

/s/ Jonathan Burgin	Chief Executive Officer (principal executive officer)
Jonathan Burgin

/s/ Or Dolev	Controller (principal financial and accounting officer)
Or Dolev

*	Chairman of the Board
Aharon Schwartz

*	Director
Ruben Krupik

*	Director
Ofer Goldberg

*	Director
Abraham Hochberg

*	Director
Hanoch Rappaport

*	Director
David Schlachet

*	Director
Orly Yarkoni

/s/ Gil Milner	Director
Gil Milner

*By:	/s/ Jonathan Burgin Jonathan Burgin Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BioCancell Ltd. has signed this form on 17th day of December, 2012.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Jonathan Burgin
Name:	Jonathan Burgin
Title:	Chief Executive Officer

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